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                                                                      EXHIBIT 15



                               ARTHUR ANDERSEN LLP



To Jacobson Stores Inc.:

We are aware that Jacobson Stores Inc. has incorporated by reference in its Form S-8 Registration Statements File Nos. 033-53469, 333-31989 and 333-59031 and Form S-2 File No. 33-10532 its Form 10-Q for the quarter ended August 4, 2001 which includes our report dated August 17, 2001, covering the unaudited interim condensed consolidated financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act. It should be noted that we have not performed any procedures subsequent to August 17, 2001.


                                       Very truly yours,



                                          /s/  Arthur Andersen LLP
                                       ------------------------------
                                       ARTHUR ANDERSEN LLP

Detroit, Michigan
September 14, 2001